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                                                                   EXHIBIT 10.20


EBAY INC.
2145 HAMILTON AVENUE
SAN JOSE, CA  95125


                       PURCHASE AGREEMENT NO. 2- LEASEBACK


         THIS AGREEMENT dated as of December 1, 2001 by and between INTERNET PICTURES CORPORATION, a Delaware corporation, having its principal place of business at 1009 Commerce Park Drive, Oak Ridge, Tennessee 37830, hereinafter called SELLER and EBAY INC. a Delaware corporation, having its principal place of business at 2145 Hamilton Avenue, San Jose, California, 95125, hereinafter called BUYER.

         All capitalized terms used in this Agreement shall have the meanings ascribed to them in the Visual Content Services Agreement, effective as of September 7, 2001, Amendment No. 1 to the Visual Content Services Agreement, effective January 1, 2001, and Amendment No. 2 to the Visual Content Services Agreement, effective as of the date hereof, in each case by and between the SELLER and BUYER (collectively, the "VCSA Agreement").

         WITNESSETH, that in consideration of the mutual undertaking herein contained, the parties agree as follows:

1.       SALE.

         SELLER agrees to sell and BUYER agrees to purchase from SELLER the equipment listed on Schedule A attached hereto and incorporated by reference herein together with all additions, attachments, parts or accessories incorporated or attached therein or associated therewith (referred to as the "Equipment") in accordance with the terms and conditions specified herein.

2.       PURCHASE PRICE.

         BUYER shall purchase the Equipment for an amount equivalent to Five Hundred Forty-One Thousand, Four Hundred Twenty-Three Dollars ($541,423). SELLER shall provide BUYER with all of the purchase documentation associated with SELLER's purchase of the Equipment from the vendor(s) (the "Equipment Vendor(s)"), including but not limited to the purchase documentation, invoices, and bill of sale provided to SELLER. If SELLER has not yet paid the Equipment Vendor(s) from whom SELLER is purchasing the Equipment, BUYER shall pay said Purchase Price directly to the Equipment Vendor(s), unless otherwise agreed. BUYER shall be entitled to a credit of $200,741 against the Purchase Price, so that the total amount BUYER shall pay SELLER is $340,682.

3.       DELIVERY.
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         SELLER shall deliver and BUYER shall accept delivery of the Equipment on the Closing Date at a location designated by BUYER prior to or on the Closing Date. Irrespective of any other provision hereof, SELLER shall bear all risk of damage from fire, the elements or otherwise until the full payment of the purchase price is paid.

4.       CLOSING DATE.

         The Closing shall take place on December 1, 2001.

5.       LEASEBACK.

         This Agreement is contingent upon SELLER leasing the Equipment from BUYER pursuant to Lease Schedule No. 2 to the Master Lease Agreement dated as of the date hereof between SELLER, as Lessee, and BUYER, as Lessor (collectively, the "Lease").

         SELLER represents and warrants to BUYER that the Equipment has been installed, tested, inspected and accepted by SELLER from the Equipment Vendor(s) and that the Equipment is in good working order.

6.       MAINTENANCE/WARRANTIES.

         (a) SELLER warrants that either (i) the Equipment is under "new" equipment warranty from the manufacturer or (ii) the Equipment has been continuously under a maintenance contract and will be eligible for the manufacturer's maintenance agreement as of the Closing Date and all Equipment is at current manufacturer release, revision and/or engineering change levels.

         (b) SELLER shall and hereby does assign to BUYER the benefit of all rights applicable to the Equipment in connection with warranties, servicing, training, patent and copyright indemnities and the like, including the right to use and possess licensed products associated with the Equipment provided by the manufacturer or Equipment Vendor(s).

7.       SELLER REPRESENTATIONS.

         (a) SELLER is a corporation duly existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

         (b) SELLER is duly authorized to execute, deliver and perform its obligations under this Agreement and all corporate actions required on its part for the due execution, delivery and performance of the transaction contemplated herein have been duly and effectively taken.

         (c) SELLER's execution, delivery, and performance of its obligations under this Agreement are not in conflict with nor constitute a breach of any provision contained in


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SELLER's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any agreement to which SELLER is a party or by which SELLER is bound.

         (d) Each item of Equipment is owned by SELLER free and clear of any liens and encumbrances of any kind or description. Upon purchase of the Equipment hereunder, BUYER will acquire good and marketable title in and to the Equipment. Each item of Equipment (i) is currently located in the State of California and (ii) has at all times been located in the State of California during SELLER's ownership of the Equipment. The Equipment purchased hereunder is intended to be used to provide the Services. The SELLER has paid in full the Equipment Vendor(s) from whom SELLER purchased the Equipment. At the time of SELLER's purchase of the Equipment, SELLER paid in full all California sales or use taxes, as applicable, associated with the Equipment.

         (e) Each item of Equipment is in good condition and repair (ordinary wear and tear excepted) and is adequate and appropriate for the uses to which it is currently being put by SELLER.

All representations and warranties herein shall survive the execution of this Agreement and the purchase of the Equipment.

8.       TITLE.

         Title shall pass from SELLER to BUYER on the date BUYER tenders payment of the purchase price. SELLER shall provide BUYER with a Bill of Sale in the form of Schedule B attached hereto and incorporated by reference herein upon payment of the full Purchase Price to evidence passage of title to the Equipment from SELLER to BUYER free and clear of all claims, liens and encumbrances.

9.       TAXES AND TAX BENEFITS.

         SELLER hereby indemnifies and holds BUYER harmless for any sales or other tax arising from the transaction between the Equipment Vendor and SELLER. BUYER hereby agrees that with respect to Equipment, SELLER shall be entitled to all the tax benefits that are afforded to an owner of equipment under the Internal Revenue Code of 1986 (the "Code").

10.      NOTICES.

         Any notice provided for herein shall be in writing and sent by registered or certified mail, postage prepaid, addressed to the party for which it is intended at the address set forth in the first paragraph of this Agreement or to such other address as either party shall from time to time indicate in writing, and said notice shall be effective upon receipt or three days from the date of mailing, whichever occurs first.

11.      COVENANTS.


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         (a)      Upon request by BUYER, SELLER shall assist BUYER in obtaining all licenses necessary or useful to operate the Services (including but not limited to executing any consents and/or assignments to transfer and/or effectuate such license(s) to BUYER for no additional incremental fees.

         (b) BUYER covenants that it shall pay any applicable California sales taxes arising from the sale of the Equipment to BUYER pursuant to this Agreement.

12.      MISCELLANEOUS.

         (a) This constitutes the entire Agreement between SELLER and BUYER solely with respect to the purchase and sale of the Equipment and no representation or statement not contained herein shall be binding upon SELLER or BUYER as a warranty or otherwise, unless in writing and executed by the party to be bound thereby.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement. Any disputes arising under this Agreement may be brought in the state courts and the federal courts located in San Jose, California, and the parties hereby consent to the personal jurisdiction and venue of these courts.

         (d) This Agreement is subject to acceptance by BUYER at its offices in San Jose, California, and shall only become effective on the date thereof.

         (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and of equal force and effect.

         (f) SELLER agrees to and shall indemnify and hold BUYER harmless from and against all claims, liens, costs, loss, expenses or damages arising out of the breach by SELLER of its obligations or out of any misrepresentation by SELLER, hereunder.

         (g) THE PARTIES HERETO EACH HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that its respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

INTERNET PICTURES CORPORATION              EBAY INC.,
AS SELLER                                  AS BUYER



By:  /s Matthew S. Heiter                  By:  /s/ Michael R. Jacobson
     ---------------------------                --------------------------------

Title:  Executive Vice President           Title:  Vice President, Legal Affairs

Date:  December 1, 2002                    Date:  December 1, 2001